================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------



                                    FORM 8-K



                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 31, 2002



                             SEMOTUS SOLUTIONS, INC.
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


            NEVADA                      0-21069                36-3574355
(State or other jurisdiction of       (Commission          (I.R.S. Employer
 incorporation or organization)       File Number)        Identification No.)


16400 Lark Ave., Suite 230 Los Gatos, CA                               95032
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


                                 (408) 358-7100
               --------------------------------------------------
              (Registrant's Telephone Number, including area code)

================================================================================

     ITEM 5. OTHER EVENTS.

     On December 31, 2002, Semotus Solutions, Inc. and Brown Simpson Partners I, Ltd. (successors-in-interest to Brown Simpson Strategic Growth Fund, Ltd. And Brown Simpson Strategic Growth Fund, L.P.) entered into a Preferred Stock Buy Back and Mutual Release Agreement. As part of the Agreement, Semotus repurchased from Brown Simpson all of the outstanding shares of the Company's Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock was reflected on Semotus' balance sheet as $5.7 million in Preferred Shareholder Equity. In consideration of the aforesaid purchase of the Shares, Semotus paid one hundred thousand dollars ($100,000.00) and issued to Brown Simpson 846,154 warrants to purchase shares of Common Stock of Semotus, exercisable at $0.01 per share. In addition, in consideration for Brown Simpson agreeing to enter into a settlement and mutual release related to its anti-dilution claim, the Company is revising Brown Simpson's existing 576,923 (pre-split) Warrants to provide for an exercise price of $0.01 per share.

     On January 13, 2003, Semotus Solutions, Inc. issued a press release with respect to the aforementioned agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.



     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) The following exhibits are filed with this report:


Exhibit Number        Description
--------------        ---------------
    2.1               Preferred Buy Back and Mutual Release Agreement by and
                      among Semotus Solutions, Inc. and Brown Simpson Partners
                      I, Ltd. dated December 31, 2002.

    4.1 Warrant to purchase up to 846,154 shares of common stock issued to Brown Simpson Partners, I, Ltd. dated December 31, 2002.

    99.1              Press Release of Semotus Solutions, Inc. dated January
                      13, 2003.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.




                                       SEMOTUS SOLUTIONS, INC.

     Date: January 13, 2003            By: /s/ Anthony N. LaPine
                                           ------------------------------
                                           Anthony N. LaPine,
                                           President and Chief Executive Officer